                                                                  Exhibit 23 (b)


                        CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4, Pre-effective Amendment No. 1, and related Prospectus of Commercial BancShares, Incorporated for the registration of up to 141,902 shares of its common stock, and to the incorporation therein of our report dated February 7, 1997, on the consolidated balance sheets of Gateway Bancshares, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1996 and December 31, 1995.



                                /s/  Glatz, Obecny & Company, PLLC
                                -----------------------------------
                                     GLATZ, OBECNY & COMPANY, PLLC



Wheeling, West Virginia


February 2, 1998